EXHIBIT 99.1

                                                                                                              NEWS RELEASE

FOR IMMEDIATE RELEASE

Petro Resources Corporation Closes Public Common Stock Offering

Houston, Texas - (Market Wire) November 2, 2007 - Petro Resources Corporation  (AMEX: PRC) (“the Company”), today announced that it closed its public offering of 14,000,000 shares of common stock on November 2, 2007, generating approximately $25 million in net proceeds for the Company.

Additionally, the underwriters for the offering have a 30-day over-allotment option to purchase up to an additional 2,100,000 shares of common stock from Petro Resources.  If the underwriters' over-allotment option is exercised in full, the total net proceeds received by the Company from the offering would be approximately $29 million.

Canaccord Adams Inc. served as the sole book-running manager for the public offering. Pritchard Capital Partners, LLC and Scarsdale Equities LLC served as co-managers for the public offering.

A registration statement relating to the common stock referred to in this press release was filed with, and has been declared effective by, the Securities and Exchange Commission.  The registration statement is available on the Securities and Exchange Commission’s website at http:/www.sec.gov.  A copy of the final prospectus, dated October 30, 2007, for the offering may be obtained from Canaccord Adams Inc., Attn: Syndicate Dept., 99 High Street, 11th Floor, Boston, Massachusetts 02110.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of the common stock referred to in this press release, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.  Any offer will be made only by means of a prospectus included in the registration statement.

About Petro Resources

Petro Resources Corporation is an independent exploration and production company engaged in the acquisition, exploration, development, and exploitation of oil and natural gas properties located in the continental United States.

The statements contained in this press release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements relate to, among other things: (1) the Company’s proposed exploration and drilling operations on its various properties, (2) the expected production and revenue from its various properties, and (3) estimates regarding the reserve potential of its various properties.  These statements are qualified by important factors that could cause the Company’s actual results to differ materially from those reflected by the forward-looking statements.  Such factors include but  are not limited to: (1) the Company’s ability to finance the continued exploration and drilling operations on its various properties, (2) positive confirmation of the reserves, production and operating expenses associated with its various properties; and (3) the general risks associated with oil and gas exploration and development, including those risks and factors described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company’s definitive prospectus dated October 30, 2007 filed with the Securities and Exchange Commission on October 31, 2007. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Contact:

Brad Holmes, Investor Relations (713) 654-4009

Don Kirkendall, President    (832) 369-6986

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